 STOCK PURCHASE AGREEMENT
股票购买协议

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated 25th day of May, 2010 by and among Li Jian (the “Buyer”), CHINA VOIP & DIGITAL TELECOM INC. (the “Company”).
本股票购买协议（协议）由 李健 (买方)和CHINA VOIP & DIGITAL TELECOM INC.(公司)于2010年 5 月25 日签订。

WHEREAS, the Company desire to sell its common stock to Buyer, and Buyer desires to buy 1,000,000 (One Million) shares of the Company’s common stock for the consideration and upon the terms and subject to the conditions hereinafter set forth.
鉴于公司有意愿向买方出售其普通股，而买方也有意愿购买1,000,000（壹佰万）股公司普通股，双方约定购买条款如下:

NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements, stated as follows
在此，就双方所关心的交易前提、规定和协议分别陈述如下：

1.	Purchase and Sale of Stock. 股票的购买和出售

1.1           Agreement to Purchase and Sell.  Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Company shall delivery 1,000,000 (One Million) shares of common stock to Buyer, and Buyer shall pay $270,000 (or RMB equivalent, exchange rate of 1:6.85) to the Company within 5 working days after the signing of this agreement.
关于购买和出售的协议。根据本协议的条款规定以及双方那个在本协议中所作的陈述和保证，在交割日时（定义见下文），公司应向买方交付1,000,000（壹佰万）股普通股，买方则应本协议签订后5个工作日向公司支付购买金额270,000（贰拾柒万）美金（或等价人民币，汇率按1：6.85）。

1.2           Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, both the Buyer and the Company agree that the Purchase Price is $ 0.27 per share.
购买价格。根据本协议的条款规定以及双方那个在本协议中所作的陈述和保证，双方同意股票购买价格为每股$0.27。

1.3           Payment of Purchase Amount.  The Purchase Amount shall be payable within 5 working days after the signing of this agreement by wire transfer of immediately available funds in accordance with the Company's written wire instructions.
购买金额的支付。购买金额应在本协议签订5个工作日内，买方根据公司提供的书面电汇指示立即将资金电汇给公司。

1.4           Closing.  The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before July 12, 2010 (within 35 working days after the signing of this agreement) or at such other place or at such other date and time as the Company and Buyer may mutually agree.  Such date and time of Closing is herein referred to as the "Closing Date."
交割：预期交易的交割（以下称‘交割’）将在2010年  7 月 12  日之前（即本协议签署后35个工作日内）完成，交割地点在买方处。交割时间和地点可由公司和买方协商而做更改。

2.           Representations and Warranties of the Company.  The Company, represents and warrants to Buyer as follows: 公司陈述和保证。公司在此向买方陈述和保证：

2.1           Existence and Good Standing.  The Company is a limited liability Company duly registered, validly existing and in good standing under the laws of the State of Nevada.  The Company is duly licensed or qualified to do business and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.
　公司合法存在且运营良好：公司为合法注册的有限责任公司，遵守内华达州法律，运营良好。公司拥有所从事行业的许可资格以及法律所规定的经营权限，诸如自主知识产权的使用或租用权限，以及进行各类交易的资格。

2.2           Corporate Authority.    The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted.
经营授权：公司有经营所需的所有必要授权。

2.3           Compliance with Law.  The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.  The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.
遵守法律：公司不涉及任何未履行义务（如因诉讼、政府当局或仲裁委员会所裁决要履行的义务等）。公司没有违反法律，法规，条例，政府规定的行为。公司日常经营业务已得到了政府当局的许可，且不与任何现行法律，政府规定相冲突。

2.4           Validity and Effect of Agreements.  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company and Shareholders enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.
协议的合法性和效力：本协议与以后交易执行过程中随之产生的各协议及文件，将对公司及其股东的相关义务做法律性规定。公司必须根据规定条款履行义务，除非义务的履行受到现行的公司破产法，重组法，反欺诈性转移法，延期偿付等相关法律的限制。

2.5   Acknowledgment Regarding Buyer's Purchase of Stock. The Company acknowledges and agrees that the Buyer is acting in the capacity of arm's length purchaser with respect to the Agreement and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Agreement and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the stock.  The Company further represents to the Buyer that the Company's decision to enter into the Agreement has been based solely on the independent evaluation by the Company and its representatives.
了解买方购买股票：公司承认并同意买方作为一个独立的在其力所能及的范围内购买证券的购买人，而且他不是：（1）公司的高官或董事；（2）公司或其子公司的关联人（根据144规则的定义）；（3）对于公司而言，拥有公司超过10%普通股的“受益所有人”（根据1934年证券交易法案13d-3规则的定义）。公司还承认买方没有是与交易文件以及预期交易有关的公司或其子公司的财务顾问或信托人（或具有类似职能的人）。买方、买方的代表或代理提出的与交易文件和预期交易有关的任何建议都仅仅是偶然的。公司进一步对买方声明，其所作的与协议有关的决策都是基于其和其代表独立的估价基础上的。

2.6    No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.
无一般要约；私募代理费用：公司及其子公司或关联人或任何代表人都没有从事任何形式的与证券报价或销售有关的一般要约或一般广告（根据D规则的定义）。公司负责所有的因预期交易而产生的私募代理费用、财务顾问费用和经纪人佣金（不包括由购买人雇用的人员或其投资顾问）。公司要支付并确保买方不承担任何上述的责任，损失或费用（包括但不限于律师费、自付费用）。

2.7           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyer or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
SEC文件；财务报告：在本协议签订日期之前的两年内，公司按照SEC的要求申报了所有的文件和财务报告。公司向购买人提供了所有完成的、真实的SEC文件，包括那些无法在edgar系统中获得的文件。公司所有的SEC文件都包含了要求的实质性方面，其内容都是真实的，无误导和遗漏信息。所有财务报告皆按照一般公认的会计准则制定，持续地发布并涵盖了所有实质性的方面，公允地披露了公司当时的财务状况，包括经营结果，现金流量等。

2.8           Undisclosed Liabilities.  The Company has no liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

未公开的债务：公司不存在任何已发生或可能发生的负债、义务，且未在财务报表中反映出来。

2.9           Absence of Certain Changes or Events Since the Date of the Audited Balance Sheet.  Since the date of the Financial Statements, the Company has not:
自资产负债表通过审计之日后，无其它改变及事件产生：

(A)           incurred any liability whatsoever, whether accrued, absolute, contingent or otherwise, except those liabilities and obligations referred to in Section 2.8 above, and except in connection with this Agreement and the transactions contemplated hereby;
除2.8款中所描述的债务、以及与本协议执行和完成股权交易有关的费用之外，公司不得发生任何其他债务。

(B)           discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;
无任何在与以往经营无关的情况下发生的支付义务或债务（必然或偶然的都包括在内）。在正常经营过程中发生除外。

(C)	mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties;
无由于抵押利息，股权利息或其他原因而引发典当或者抵押其资产

(D)           transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;
无任何在与以往经营无关的情况下发生的资产的转移，租赁。在正常经营过程中发生除外。

(E)           canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;
无任何在与以往经营无关的情况下发生的债务取消或索赔让步。在正常经营过程中发生除外

(F)           waived or released any rights of material value;
无对实质性财权的放弃或让渡。

(G)           made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company;
无给予任何部门或级别的雇员增加报酬，或与其他人签订雇佣合同，贷款合同，或与公司任何管理者或雇员签订其他性质的合约。

(H)           suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business, or suffered any casualty loss or damage in excess of $25,000.00 and which is not covered by insurance; or
没有因意外损失而影响到公司完成此交易的能力（不论此损失是否可以获得保险赔偿）。或者意外损失超过$25,000.00，且无保险赔偿。

(I)           declared any dividends or bonuses, or authorized or affected any amendment or restatement of the articles of incorporation or by-laws of the Company or taken any steps looking toward the dissolution or liquidation of the Company.
无宣告股息或分红，或修改、重新规定公司章程或公司制度。或有解散或清算公司的行为。

Between the date of this Agreement and the Closing, the Company will not, without prior written notice to Buyer, do any of the things listed in sub-paragraphs (A) through (I) above.
在本协议执行期间到交割日止，公司不得在未向买方出具书面的提前通知之前从事上述（A）到（I）所列之行为。

2.10            Taxes.  The Company (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns.  No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement.  Copies of all federal, state, local and foreign tax returns of the Company have been made available for inspection by Buyer.
报税：纳税申报与完税：（1）公司按时填写纳税申报单，包括所有级别政府要求的申报单（不定格式或统一格式、综合的申报单）。（2）按要求缴纳应缴税款（根据各类相关法律）。（3）对未缴税款，无论是在纳税申报单上有无显示，都应在本协议之前提供的财务报表中如实记录。协议期前，公司并无欠税催缴情况。所有纳税单据都可以供买方检查。

2.11           Title to Company Shares.  The Company Shares are duly authorized, validly issued, fully paid and non-assessable and are owned by Shareholders free and clear of all liens, encumbrances, charges, assessments and adverse claims.  The Company Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement.  Upon transfer of the Company Shares by Shareholders, Buyer will, as a result, receive good and marketable title to all of the Company Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.
购买公司股份应获得的权利：所有已发行股份皆经授权且有效。所有股权交易都已结算，且无追加出资义务。根据本协议，公司出售股权给买方不受限制，买方在交易完成后，将得到良好的可销证券，且无任何追加出资义务。

2.12           Title to Property and Assets.  The Company has good and marketable title to all of the properties and assets reflected in the Balance Sheets.  None of such properties or assets is, except as disclosed in said Balance Sheets hereto, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character.
资产权利：公司的资产负债表中应反映其资产良好，可销售，且这些资产未在非正常的商业过程中被出售、典当、抵押等。

2.13           Business Property Rights.  The property referred herein, together with (i) all designs, methods, inventions and know-how related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by the Company which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by the Company.  The Company owns or has valid rights to use all such Business Property Rights without conflict with the rights of others.  Except as set forth herein, no person or corporation has made or, to the knowledge of the Company, threatened to make any claims that the operation of the business of the Company is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party.  To the knowledge of the Company, no third party is in violation of or is infringing upon any Business Property Rights.
公司产权：这里所列产权，连同所有未注册的（1）设计，方法，发明，专有技术以及（2）商标，商号，服务标记和版权（以上统称‘公司产权’）均归公司所有。公司可以无限制地使用上述产权，只要不同他人发生冲突。除此之外，任何第三方不得侵犯公司的产权。

2.14           No Breach or Default.  The Company is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract.  Shareholders have no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.
无违反其他合同行为及未履行义务。公司在其所签订的合约中无违约事件发生。股东相信所有合同中的双方都将履行其合同项下的实质性义务。

2.15           Labor Controversies.  The Company is not a party to any collective bargaining agreement.  There are not any controversies between the Company and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are not any organizational efforts presently being made or threatened involving any of the Company's employees.  The Company has not received notice of any claim that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.
无劳动争议。公司不存正在进行的劳资谈判以及其他可能影响到本协议执行的不利事件。无任何劳工歧视或纠纷，无正在进行的劳动仲裁、罢工等。公司完全按照相关法律规定向员工支付工资，缴纳保险。提供平等就业机会，安全的工作环境。

2.16           Litigation.  Except as set forth herein, there are no actions, suits or proceedings with respect to the Company involving claims by or against Shareholders or the Company which are pending or threatened against Shareholders or the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.  No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Shareholders or the Company has been named or to which Shareholders or the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company or the Company Shares or which would result in any material adverse change in the business or prospects of the Company.
诉讼：除非本条特别规定，公司不涉及诉讼、法律调查、或任何威胁；也无任何判决、处罚、命令，以及可能会对本协议的执行和完成产生阻碍的任何单个或共同事件。现在与将来都不会发生上述事件。

2.17             Bank Information.  The wire shall be sent to the Company’s Bank according to the information below:
银行信息：资金应通过以下信息电汇至公司银行
China VoIP & Digital Telecom Inc.
ADD: 2470 Saint Rose PKWY STE 304 Henderson N.V 89074-7775
Bank of America, N.A.
ADD: 10459N 28th Drive Phoenix AZ 85051-1597
ACC #: 004682127161
SWIFT: BOFAUS3N

2.18           Powers of Attorney.  There are no persons holding powers of attorney from the Company.
委任：公司没有委任任何其他人参与该交易。

2.19           No Misrepresentation or Omission.  No representation or warranty by Shareholders in this Article 2 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Company.
所有陈述及保证无误且无赘述。股东在第2部分以及本协议其他部分中所作的陈述或保证，或是在其他所提供文件中所作的陈述或保证，都不包含任何实质事实的非真实信息或是有意省略任何实质性事实。所有陈述或保证旨在帮助买方真实了解公司的信息。

3.           Representations and Warranties of Buyer.  Buyer represents and warrants to the Company as follows:买方陈述及保证。
3.1           Existence and Good Standing.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of China.  Buyer is duly licensed or qualified to do business as a Chinese corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.
买方合法存在且运营良好：买方为合法注册的公司，遵守中国法律，运营良好。买方拥有所从事行业的许可资格以及法律所规定的经营权限，诸如自主知识产权的使用或租用权限，以及进行各类交易的资格。

3.2           Corporate Authority.  Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted.
买方授权：买方得到进行此次交易的所有授权.

3.3           Compliance with Law.  Buyer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.  Buyer has obtained all licenses, permits or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.
遵守法律：买方不涉及任何未履行义务（如因诉讼、政府当局或仲裁委员会所裁决要履行的义务等）。买方没有违法法律，法规，条例，政府规定的行为。买方进行此次交易得到了政府当局的许可，且不与任何现行法律，政府规定相冲突。

3.4           Authorization; Validity and Effect of Agreements.  The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.  The execution and delivery of this Agreement by Buyer does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the by-laws or articles of incorporation of Buyer as amended to the date of this Agreement.
协议的合法性和效力：本协议与以后交易执行过程中随之产生的各协议及文件，将对买方的相关义务做法律性规定。买方必须根据规定条款履行义务，除非义务的履行受到现行的公司破产法，重组法，反欺诈性转移法，延期偿付等相关法律的限制。协议的执行和交易的完成不会：（1）要求经第三方同意；（2）导致违反其他规定，其他义务无法履行，任何一方的负担加重等；（3）同买方的企业制度或企业章程相冲突。

3.5           Absence of undisclosed liabilities.  The Buyer has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than those occurred in the normal course of business) whether accrued, absolute or contingent.
未公开的债务：买方不存在任何已发生或可能发生的负债、义务，且未在财务报表中反映出来。财务报表统计期内，一般商业过程中发生的损失除外。

            3.6    Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.
可信任的投资人身份： 购买人是规则D501(a)中定义的“可信任的投资人”.

4.           Other Covenants and Agreements.   其他约定
4.1           Company Cooperation.    Subject to the terms and conditions of this Agreement, the Company will use its best efforts to cause its officers, directors, employees, accountants, consultants, advisors and agents, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.
公司合作：公司有义务采取一切措施调动其管理者，董事，职工等为完成本协议而合力工作。

4.2           Public Announcements.  Neither the Companys nor Buyer will at any time, without the prior written consent of the other, make any announcement, issue any press release or make any statement with respect to this Agreement or any of the terms or conditions hereof except as may be necessary to comply with any law, regulation or order and then only after written notice to the other party of the timing, context and content of such announcement, press release or statement; provided, however, that subsequent to the Closing the Company may disclose the consummation of the transaction herein contemplated without the consent of the Buyer.
新闻发布和公告。股东或买方任一方在公布任何涉及本交易和相关材料的内容前，都应得到对方的书面同意。如果交易顺利完成，则买方可以不经股东同意公布交易成功的信息。

5.           Conditions of Closing.  交割的前提
5.1           Buyer’s Conditions of Closing.    The obligation of Buyer to purchase and pay for the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Buyer) at the Closing of each of the following conditions:
买方同意完成交割的前提。买方购买公司股票并支付对价的义务应在交割时满足以下条件的情况才能履行：

(A)             All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date, the Company shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.
陈述及保证：公司根据本协议所提供的陈述和保证均应真实准确。公司在交割之日前应完全履行协议所规定的义务。

(B)           There shall have been no material adverse change since the date of the Audited Balance Sheet in the financial condition, business or affairs of the Company, and the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which materially affects the value of its assets, properties or business.
  公司在资产负债表通过审计之后的时间内没有发生任何实质性不利变化，未遭受任何实质性损失（不论是否有保险赔偿），如火灾，地震等造成的损失。

(C)           Neither any investigation of the Company by Buyer, nor any supplement or other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Company or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.
不论是买方对公司的调查，还是买方提供的任何资料都没有迹象表明公司的资产或运营状况存在问题。
(D)           No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.
公司未被卷入任何诉讼、调查、询或其法律事件。

(E)           As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.
在交割日之前，没有任何禁令，书面文件，限制条例等限制交易的执行。也没有任何上述条件会增加买方完成此项交易的成本。

                        (F)                                As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of the Company.
交割日之前，公司的在外流通股票数量未发生实质性变化。

5.2           The Company’s Conditions of Closing.  The obligation of the Company to sell its Shares shall be subject to and conditioned upon the satisfaction (or waiver by the Company) at the Closing of each of the following conditions:
公司完成交割的前提。公司出售其股票的义务应在交割时满足以下条件的情况才能履行：

 (A)           All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement.
陈述及保证：买方根据本协议所提供的陈述和保证均应真实准确。买方在交割之日前应完全履行协议所规定的义务。

(B)           Buyer shall have effected payment of the Purchase Amount in accordance with Section 1.3 of this Agreement and according to the bank wire information stipulated in Section 2.17, by providing the Company a bank confirmation of the wire.
买方应按照1.3款规定的购买金额，并根据2.17款提供的银行信息汇出了款项。

(C)           Resolutions of its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and
董事会关于授权执行本协议，并履行相关义务，提交相关资料的决议。

(D)          The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.
其任期内的管理者签署协议并提交了全套资料。

(E)          No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.
买方未被卷入任何诉讼、调查、询或其法律事件。

           (F)                      As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Company.
在交割日之前，没有任何禁令，书面文件，限制条例等限制交易的执行。也没有任何上述条件会增加公司完成此项交易的成本。

6.           Termination.  协议终止
6.1           Methods of Termination.   The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by the Company and Buyer, but not later than the Closing:
终止的方法：以下情况下,本协议可以在股权交割之前的任意时间内终止:

6.1.1           By mutual consent of Buyer and the Company,or
买方和公司共同签署同意书后。

6.1.2           By Buyer, if any of the conditions provided for in Section 5.1 hereof shall not have been met or waived in writing by Buyer at or prior to Closing; or
买方终止：5.1条款中规定的条件无法满足时，买方在股权交割之前提供书面终止文件。

6.1.3           By the Company, if any of the conditions provided for in Section 5.2 hereof shall not have been met or waived in writing by the Company at or prior to Closing.
公司终止：5.2条款中规定的条件无法满足时，公司在股权交割之前提供书面终止文件。

6.2           Procedure Upon Termination.  In the event of termination by Buyer or the Company, as applicable, pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by Buyer or the Company.  If the transactions contemplated by this Agreement are so terminated:
协议终止的程序：如果买方或股东任一方因6.1条的原因决定终止本协议，应立即向另一方提供书面通知。则本协议所规定的一切交易全部终止。协议终止之后，各方应采取以下步骤：
Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.
各方应将之前与交易有关的文件及材料归还另一方.

7 Miscellaneous.  其他

7.1           Notice.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested.
通知：所有与本协议有关的要求、索赔书或其他沟通文件等应以书面为之。

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.
也可根据各方所提供的书面通知的地址邮寄。

7.2           Execution of Additional Documents.  The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Company Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Company Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.
附加文件的执行：与本协议的执行，以及交割之后各项工作的继续进行有关的附加文件，其执行与否并不影响本协议本身的效力。

7.3           Binding Effect; Benefits.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
共同效力：本协议的效力和受益可延伸至任何一方的继任者或被授权者。但本协议的目的不在于使股东之外的其他人成为受益人。

7.4             Entire Agreement.  This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms.  It supersedes all understandings and negotiations concerning the matters specified herein.  Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect.  The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein.  No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.
全部协议：本协议及其包含的其他协议组成全部协议，并代替三方之前所有的书面或口头的协议、共识。任何一方所做的陈述或保证如与本协议冲突，则自动失去效力。除本协议中规定的部分，当事各方之间再无其他协议。除非各方书面同意，否则不得对本协议进行任何增加和修改。

7.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada exclusive of the conflict of law provisions thereof.
管辖法令：本协议受美国内华达州法令管辖。

7.6           Survival.  All of the terms, conditions, warranties and representations contained in this Agreement shall survive the Closing.
陈述及保证的有效期： 本协议中规定的条款、陈述及保证，以及根据本协议所产生的其他陈述和保证在本协议完成之前一直有效。

7.7           Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
副本：本协议可以有一份或多份相同的副本，其效力等同于正本。

7.8           Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
标题：本协议所有条款和小节的标题仅为了读者方便。没有任何实质性或解释性作用。

7.9           Waivers.  Either Buyer or the Company may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
豁免：在交易完成前且经过各方书面同意时，(1)双方可协议延长协议有效期间以便完成相关义务；(2) 如陈述或保证有不确实的部分，可协议忽略；(3)协议放弃部分条款。如果任一方无法完成其义务时，并不表示其可以根据本条款被豁免。
7.10           Merger of Documents.  This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.
文件合并：本协议以及与之有关的文件为一个统一的文档，不能相互分离。

7.11    Incorporation of Exhibits and Schedules.  All Exhibits and Schedules attached   hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.
附件和其他表格的合并：所有附件与表格组成一个整体。

7.12     Severability.  If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.
协议分割：如果可以，本协议中的每个部分、每个条款我们按照现行法律都解释为有效。但如果根据现行法律，某部分或某条款是无效或非法不能施行的，不会影响其他部分和条款的施行。那些无效条款将被视为从未出现在本协议中。

7.13 Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.
权利分配：本协议所规定之各方权利以及其他权利，未经各方书面同意，不得分配。

7.14   Inconsistent with both Chinese and English Version of the Agreement, its English version shall prevail.
协议的中英文版本内容不一致时，以英文版本为准。

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.
本协议经双方授权代表签字生效，以资信守、

COMPANY: 公司

China VoIP & Digital Telecom Inc.

By:_____________________________

Its:_____________________________

BUYER: 买方
___________________________

By:_____________________________

Its:_____________________________

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